EXHIBIT 10.1
Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) would likely cause competitive harm to the Company, if publicly disclosed.
Double asterisks denote omissions.
EXECUTION VERSION

RIGHTS EXCHANGE AGREEMENT
THIS RIGHTS EXCHANGE AGREEMENT (this “Agreement”) is made and entered into as of April 29, 2020 (the “Effective Date”), by and between PTC THERAPEUTICS, INC., a Delaware corporation (the “Company”), the Persons listed on Schedule 1 hereto (each, a “Rightholder” and collectively the “Rightholders”), and, for purposes of Sections 4.1, 6.9 and 6.13 only, Shareholder Representative Services LLC (“SRS”). Each of the Company and the Rightholders may be referred to herein, collectively, as the “Parties” and, individually, as a “Party.”
RECITALS
WHEREAS, on July 19, 2018, the Company, Agility Merger Sub, Inc., a Delaware corporation, Agilis Biotherapeutics, Inc., a Delaware corporation, and Shareholder Representative Services LLC, a Colorado limited liability company, entered into that certain Agreement and Plan of Merger (the “Merger Agreement”);
WHEREAS, pursuant to the Merger Agreement, the Rightholders are entitled to receive the Rightholders Share of the Specified Milestone Payments upon the occurrence of the Specified Milestones (the “Milestone Rights”); and
WHEREAS, the Rightholders desire to cancel and forfeit their respective Milestone Rights in exchange for the Stock Consideration and the Cash Consideration, and the Company desires to issue the Stock Consideration and pay the Cash Consideration to the Rightholders in exchange for the Rightholders’ cancellation and forfeiture of their respective Milestone Rights, upon the terms and subject to the conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements herein contained, and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Parties, intending to be legally bound, hereby agree as follows:
ARTICLE I

FORFEITURE AND CANCELLATION OF MILESTONE RIGHTS; CLOSING
1.1    Forfeiture and Cancellation of Milestone Rights. Each Rightholder, severally and not jointly, hereby irrevocably cancels and forfeits all of his, her or its rights in and to the Milestone Rights. In exchange for the cancellation and forfeiture contemplated by the prior sentence, the Company hereby agrees to issue to each such Rightholder a number of shares of Company Stock equal to such Rightholder’s Pro Rata Share of the Stock Consideration and to pay to such Rightholder an amount of cash equal to such Rightholder’s Pro Rata Share of the Cash Consideration.
1.2    Location and Date. The consummation of the transactions contemplated pursuant to this Agreement (the “Closing”) shall take place by remote exchange of documents and signatures on the Effective Date. On the date of the Closing, the Company shall (a) deliver the Cash Consideration and the Stock Consideration to the Transfer and Paying Agent by, as applicable, wire transfer of immediately available funds or shares of Company Common Stock issued in book entry, and (b) instruct the Transfer and Paying Agent to, as promptly as practicable, distribute the Cash Consideration to the Rightholders in accordance with Schedule 1 and payment instructions for each Rightholder on file with the Transfer and Paying Agent.

ARTICLE II

REPRESENTATIONS AND WARRANTIES
OF THE RIGHTHOLDERS
Each Rightholder hereby represents and warrants to the Company, severally and not jointly, as follows:
2.1    Ownership of Rights. Since the date of the Merger Agreement until immediately prior to the Closing, such Rightholder has legally and beneficially owned the Milestone Rights provided to such Rightholder under the Merger Agreement, free and clear of any claims, liens, encumbrances and security interests whatsoever. Such Rightholder has not transferred or assigned, or agreed to transfer or assign, all or any portion of his, her or its Milestone Rights.
2.2    Due Organization. If such Rightholder is an entity, such Rightholder is duly organized, validly existing and in good standing (tax and otherwise) under the laws of the jurisdiction of its organization and has all corporate or comparable power and authority necessary to carry on its business and to own and use the properties owned and used by it.
2.3    Authorization; No Conflict. Such Rightholder has full legal right and all requisite power, authority and capacity to execute and deliver this Agreement and each of the other documents contemplated hereby to which such Rightholder is a party and to perform his, her or its obligations hereunder and carry out the transactions contemplated hereby. The execution and delivery by such Rightholder of this Agreement and the other documents contemplated hereby to which such Rightholder is a party and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of such Rightholder. This Agreement has been duly and validly executed and delivered by such Rightholder and constitutes a valid and binding obligation of such Rightholder, enforceable against such Rightholder in accordance with its terms. Each of the other documents contemplated hereby to which such Rightholder is a party has been duly and validly executed and delivered by such Rightholder or, when so executed and delivered, will be duly and validly executed and delivered by such Rightholder, enforceable against such Rightholder in accordance with its terms. Neither the execution and delivery by Rightholder of this Agreement, nor the performance by Rightholder of its obligations hereunder, nor the consummation by Rightholder of the transactions contemplated hereby, will (i) if Rightholder is not a natural person, conflict with or violate any provision of the charter or by-laws of Rightholder, (ii) require on the part of Rightholder any filing with, or permit, authorization, consent or approval of, any governmental entity, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Rightholder.
2.4    Purchase for Own Account; Sophistication. Such Rightholder acknowledges and agrees that the shares of Company Stock to be acquired by such Rightholder pursuant to this Agreement will be acquired for investment for such Rightholder’s own account, not as a nominee or agent, and not, absent an effective registration statement with respect to such shares, with a view to the resale or distribution of any part thereof, and that such Rightholder has, absent an effective registration statement with respect to such shares, no present intention of selling, granting any participation in, or otherwise distributing the same. Such Rightholder acknowledges and agrees that such Rightholder does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third party, with respect to any of the shares of Company Stock to be received by such Rightholder pursuant to this Agreement. Such Rightholder represents and warrants that such Rightholder has such knowledge and experience in financial and business matters that such Rightholder is capable of evaluating the merits and risks of owning the shares of Company Stock to be received by such

Rightholder pursuant to this Agreement. Such Rightholder has the ability to bear the economic risk of the investment in shares of Company Stock, including complete loss of such investment.
2.5    Access to Information. Such Rightholder acknowledges that (a) such Rightholder has been afforded (i) access to information about the Company and its financial conditions, results of operations, businesses, properties and prospects sufficient to enable such Rightholder to evaluate such Rightholder’s investment in the Company Stock; and (ii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment in the Company Stock and any such additional information has been provided to such Rightholder’s reasonable satisfaction, and (b) such Rightholder has sought such professional advice as such Rightholder has considered necessary to make an informed decision with respect to such Rightholder’s acquisition of the Company Stock. Except to the extent expressly provided for in this Agreement, such Rightholder hereby agrees that neither the Company nor any of its Affiliates will have or be subject to any liability or indemnification obligation to such Rightholder or to any other person resulting from the issuance of shares of Company Stock to such Rightholder.
2.6    Restricted Securities; Legends.
(a)    Such Rightholder understands that the shares of Company Stock to be received by such Rightholder in connection with the transactions contemplated by this Agreement have not been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of such Rightholder’s representations and warranties as expressed herein. Such Rightholder understands that such shares of Company Stock will be “restricted securities” under applicable securities laws and that, pursuant to these laws, such Rightholder must hold such shares indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available.
(b)    Such Rightholder understands that the shares of Company Stock to be received by such Rightholder in connection with the transactions contemplated by this Agreement may be notated with one or more of the following legends:
(i)    “THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933”; and
(ii)    any legend required by applicable securities laws to the extent such laws are applicable to the shares of Company Stock represented by the certificate, instrument, or book entry so legended.
2.7    Accredited Investor. Such Rightholder is an “accredited investor” (as defined in Regulation D promulgated under the Securities Act).

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company represents and warrants to the Rightholders as follows:
3.1    Due Organization. The Company is duly organized, validly existing and in good standing (tax and otherwise) under the laws of the State of Delaware. The Company has full corporate power and authority necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.
3.2    Authorization; No Conflict. The Company has full legal right and all requisite corporate power and authority to execute and deliver this Agreement and each of the other documents contemplated hereby to which it is a party and to perform its obligations hereunder and carry out the transactions contemplated hereby. The execution and delivery by the Company of this Agreement and the other documents contemplated hereby to which it is a party and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms. Each of the other documents contemplated hereby to which the Company is a party has been duly and validly executed and delivered by the Company or, when so executed and delivered, will be duly and validly executed and delivered by the Company, enforceable against it in accordance with its terms. Neither the execution and delivery by the Company of this Agreement, nor the performance by the Company of its obligations hereunder, nor the consummation by the Company of the transactions contemplated hereby, will (i) conflict with or violate any provision of the charter or by-laws of the Company, (ii) require on the part of the Company any filing (other than required filings with the SEC, including in connection with the resale registration set forth in Section 4.1, and Nasdaq) with, or permit, authorization, consent or approval of, any governmental entity, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets.
3.3    Company Stock. The shares of Company Stock subject to issuance pursuant to Article I of this Agreement, upon issuance on the terms and conditions set forth herein, will be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens (other than restrictions on transfer imposed under applicable securities laws and restrictions on transfer thereof as provided for herein or liens imposed as a result of any action or inaction of any Rightholder), and not subject to or issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Delaware General Corporation Law or the Company’s certificate of incorporation or by-laws. There are no obligations, contingent or otherwise, of the Company to repurchase, redeem or otherwise acquire any shares of Company Stock.
3.4    SEC Filings; Financial Statements; Information Provided.
(a)    The Company has filed all registration statements, forms, reports, certifications and other documents required to be filed by the Company with the SEC in the twelve (12) months preceding the date hereof. All such registration statements, forms, reports and other documents are referred to herein as the “Company SEC Reports.” All of the Company SEC Reports (i) were filed on a timely basis, (ii) at the time filed, complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act applicable to such Company SEC Reports and (iii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Company SEC Reports or necessary in order to make the statements in such Company SEC Reports, in the light of the circumstances under which they were made, not misleading, in any material respect.

(b)    Each of the consolidated financial statements (including, in each case, any related notes and schedules) contained or to be contained in the Company SEC Reports at the time filed (i) complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and at the dates involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim financial statements, as permitted by the SEC on Form 10-Q under the Exchange Act) and (iii) fairly presented in accordance with GAAP the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments.
ARTICLE IV

COVENANTS
4.1    Resale Registration.
(a)    The Company shall use commercially reasonable efforts to file as promptly as practicable after the Effective Date, but in no event earlier than the date on which the Company first files a Quarterly Report on Form 10-Q following the Effective Date (which the Company currently expects to file on April 30, 2020), with the SEC a registration statement with respect to the public resale by the Rightholders of the Stock Consideration on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, in respect of which the Company may use a registration statement on Form S-3 (or any successor form registration statement available for such resale which permits incorporation by reference of the Company’s filings with the SEC to at least the same extent as such form) to the extent the Company is then eligible for its use (the “Registration Statement”), and cause the Registration Statement to become automatically effective upon filing if eligible to do so or if not eligible to do so, then use commercially reasonable efforts to take such actions as are necessary to cause such Registration Statement to become effective.
(b)    The Company shall keep the Registration Statement effective under the Securities Act (and maintain the current status of the prospectus or prospectuses contained therein) until the date that is the six month anniversary of the Effective Date or such earlier time as all of the shares of the Stock Consideration have been sold pursuant thereto; provided, that the obligation to keep such Registration Statement effective under this Section 4.1(b) shall not apply during the pendency of any Force Majeure Event to the extent such Force Majeure Event is the reason for or cause of an inability to keep such Registration Statement effective. The Company will promptly notify SRS (on behalf of the Rightholders) of the time the Registration Statement became effective or a supplement to any prospectus forming a part of the Registration Statement has been filed.
(c)    The Company may, by written notice to SRS (on behalf of the Rightholders), suspend the use of the Registration Statement after effectiveness and require that the Rightholders immediately cease sales of shares pursuant to the Registration Statement, in the event that (i) the Company engages in a public offering of its securities (an “Offering Suspension”) or (ii) the Company is engaged in any activity, matter or transaction or preparations or negotiations for any activity, matter or transaction that the Company desires to keep confidential for business reasons, if the Company determines in good faith, upon advice of counsel, that the public disclosure requirements imposed on the Company under the Securities Act in connection with the Registration Statement would require disclosure of such activity, transaction, preparations or negotiations (a “Confidentiality Suspension”). Each Rightholder agrees to keep and hold confidential the fact of, and any information contained or referenced in, any such notice described in this Section 4.1(c). The Company may suspend the use of the Registration Statement by requiring Rightholders to cease sales of shares of Stock Consideration upon notice to such Rightholders of an Offering Suspension or a Confidentiality Suspension, provided that such suspensions, taken together, are not used more than three times in the aggregate or for more than thirty (30) Business Days in the aggregate.
(d)    If the Company suspends the use of the Registration Statement by notice to SRS (on behalf of the Rightholders) and requires the Rightholders to cease sales of shares pursuant to this Section 4.1, the Company shall, as promptly as practicable following the termination of the circumstance which entitled the Company to do so, take such actions as may be necessary to reinstate the effectiveness of the Registration Statement and/or give written notice to SRS (on behalf of the Rightholders) authorizing them to resume sales pursuant to the Registration Statement. If as a result thereof the prospectus included in the Registration Statement has been amended to comply with the requirements of the Securities Act, the Company shall enclose such revised prospectus with the notice to SRS (on behalf of the Rightholders) given pursuant to this Section 4.1(d), and the Rightholders shall make no offers or sales of shares pursuant to the Registration Statement other than by means of such revised prospectus.
(e)    Promptly following the filing by the Company of the Registration Statement, the Company shall furnish to each Rightholder a copy of the prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act. The Company shall promptly provide (and in any event within the time periods specified in Section 4.1(c)) the Rightholders with revised or supplemented prospectuses and, following receipt of the revised or supplemented prospectuses, the Rightholders shall be free to resume making offers and sales under the Registration Statement. The Company shall pay the expenses incurred by it in complying with its obligations under this Section 4.1, including all registration and filing fees, exchange listing fees, fees and expenses of counsel for the Company, and fees and expenses of accountants for the Company, but excluding (i) any brokerage fees, selling commissions or underwriting spread or discounts incurred by the Rightholders in connection with sales under the Registration Statement and (ii) the fees and expenses of any counsel retained by or on behalf of the Rightholders.
(f)    The Company shall not be required to include any shares of Stock Consideration in the Registration Statement unless:
(i)    the Rightholder owning such shares furnishes to the Company in writing such information regarding such Rightholder and the proposed sale of Stock Consideration by such Rightholder as the Company may reasonably request in writing in connection with the Registration Statement or as shall be required in connection therewith by the SEC or any state securities law authorities; and
(ii)    such Rightholder shall have provided to the Company its written agreement in substantially the form attached as Exhibit A hereto:
(A)    to indemnify the Company and each of its directors and officers against, and hold the Company and each of its directors and officers harmless from, any losses, claims, damages, expenses or liabilities (including reasonable attorney’s fees) to which the Company or such directors and officers may become subject by reason of any statement or omission in the Registration Statement made in reliance upon, or in conformity with, a written statement by such Rightholder furnished pursuant to this Section 4.1; and
(B)    to report to the Company sales made pursuant to the Registration Statement; and

(iii)    such Rightholder shall have provided to the Company completed and signed questionnaires in the forms attached as Exhibits A and B hereto.
(g)    Solely for purposes of Section 4.1, the Company agrees to indemnify and hold harmless each Rightholder whose shares of Stock Consideration are included in the Registration Statement against any losses, claims, damages, expenses or liabilities to which such Rightholder may become subject by reason of any untrue statement of a material fact contained in the Registration Statement or any omission to state therein a fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon information furnished to the Company by or on behalf of the Company or a Rightholder for use in the Registration Statement. The Company shall have the right to assume the defense and settlement of any claim or suit for which the Company may be responsible for indemnification under this Section 4.1.
4.2    Further Assurances. From time to time after the Effective Date, upon request of any Party, each Party shall execute, acknowledge and deliver all such other instruments and documents and shall take all such other actions required to consummate and make effective the transactions contemplated by this Agreement; provided that the Company shall not be required to pay any further consideration or amounts therefor.
4.3    Public Announcements. No Rightholder shall issue any press release or public announcement relating to the subject matter of this Agreement without the prior written approval of the Company; provided, however, that a Rightholder may make any public disclosure it believes in good faith is required by applicable law or stock market rule (in which case such Rightholder shall use reasonable best efforts to advise the Company and provide the Company with a copy of the proposed disclosure prior to making the disclosure).
4.4    Tax Treatment. For U.S. federal and applicable state income tax purposes, the Parties shall treat the cancellation and forfeiture of the Milestone Rights in exchange for the Stock Consideration and the Cash Consideration as an adjustment to the purchase price that the Company paid for the Rightholder’s Company Stock and/or Company Warrants (as defined in the Merger Agreement) in Agilis Biotherapeutics, Inc. pursuant to the Merger Agreement and in accordance with Section 9.3(f)(ii) of the Merger Agreement, the Stock Consideration and Cash Consideration shall be treated as a payment of deferred purchase price, except to the extent it is treated as imputed interest as required by Section 483 or 1274 of the Internal Revenue Code of 1986, as amended. In accordance with Section 9.3(f)(iii) of the Merger Agreement, any payment of Stock Consideration and Cash Consideration attributable to a Rightholder’s Company Options (as defined in the Merger Agreement) shall be treated for Tax purposes as a payment of compensation.
ARTICLE V

DEFINITIONS
5.1    Specific Definitions.
(a)    “Affiliate” has the meaning set forth in the Merger Agreement.
(b)    “Agreement” has the meaning set forth in the introduction to this Agreement.

(c)    “Business Day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions located in Wilmington, Delaware or New York, New York are permitted or required by applicable law, executive order or governmental decree to remain closed.
(d)    “Cash Consideration” means an amount of cash equal to $36,881,009.05.
(e)    “Closing” has the meaning set forth in Section 1.2.
(f)    “Company” has the meaning set forth in the introduction to this Agreement.
(g)    “Company SEC Reports” has the meaning set forth in Section 3.4(a).
(h)    “Company Stock” means the common stock, $0.001 par value per share, of the Company.
(i)    “Confidentiality Suspension” has the meaning set forth in Section 4.1(c).
(j)    “Effective Date” has the meaning set forth in the introduction to this Agreement.
(k)    “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(l)    “Force Majeure Event” has the meaning set forth in the Merger Agreement.
(m)    “GAAP” means U.S. generally accepted accounting principles.
(n)    “Merger Agreement” has the meaning set forth in the Recitals.
(o)    “Milestone Rights” has the meaning set forth in the Recitals.
(p)    “Offering Suspension” has the meaning set forth in Section 4.1(c).
(q)    “Parties” has the meaning set forth in the introduction to this Agreement.
(r)    “Person” has the meaning set forth in the Merger Agreement.
(s)    “Pro Rata Share” means, with respect to any Rightholder, a percentage equal to the portion of the Rightholders Share of the Specified Milestone Payments that such Rightholder is entitled to receive under the Merger Agreement as set forth on Schedule 1 hereto.
(t)    “Registration Statement” has the meaning set forth in Section 4.1(a).
(u)    “Rightholders Share” means a percentage equal to the portion of the Specified Milestone Payments payable to the Rightholders in the aggregate as set forth on Schedule 2 hereto.
(v)    “Rightholders” has the meaning set forth in the introduction to this Agreement.
(w)    “SEC” means the U.S. Securities and Exchange Commission.
(x)    “Securities Act” means the Securities Act of 1933, as amended.
(y)    “Specified Milestone Payments” means the aggregate amounts payable by the Company under the Merger Agreement with respect to the Specified Milestones.

(z)    “Specified Milestones” means the events specified in the Merger Agreement, the occurrence of which entitle the Rightholders to receive Contingent Consideration (as defined in the Merger Agreement) as set forth on Schedule 2 hereto.
(aa)    “SRS” has the meaning set forth in the introduction to this Agreement.
(bb)    “Stock Consideration” means 2,821,176 newly issued shares of Company Stock.
(cc)    “Transfer and Paying Agent” means American Stock Transfer & Trust Company, LLC.
5.2    Usage. The defined terms herein shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. All references herein to “Articles”, “Sections” and “Schedules” shall be deemed to be references to Articles and Sections of and Schedules to this Agreement unless the context shall otherwise require. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.
ARTICLE VI

GENERAL
6.1    Notices. Any notice, request, claim, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given if delivered personally or sent by electronic mail, by registered or certified mail, postage prepaid, or by nationally recognized overnight courier service, as follows:

(a) If to the Company:	With a required copy (which shall not constitute notice) to:
PTC Therapeutics, Inc. 100 Corporate Court South Plainfield, NJ 0708 Attn: Mark E. Boulding, Executive VP and Chief Legal Officer legal@ptcbio.com
Wilmer Cutler Pickering Hale and Dorr LLP
7 World Trade Center
250 Greenwich Street
New York, NY 10007
Attn: Hal J. Leibowitz, Esq.; Brian A. Johnson, Esq.
hal.leibowitz@wilmerhale.com; brian.johnson@wilmerhale.com

(b) If to any Rightholder, to such Rightholder’s address as set forth on Schedule 1 hereto.	With a required copy (which shall not constitute notice) to:
Shareholder Representative Services LLC 950 17th Street, Suite 1400 Denver, CO 80202 deals@srsacquiom.com or to such other address as the person to whom notice is to be given may have specified in a notice duly given to the sender as provided herein. Such notice, request, claim, demand, waiver, consent, approval or other communication shall be deemed to have been given (%4) as of the date so delivered or emailed, (%4) one (1) Business Day after it is sent for next Business Day delivery via a reputable nationwide overnight courier service, (%4) four (4) Business Days after it is sent by registered or certified mail, and (%4) if given by any other means, shall be deemed given only when actually received by the addressees.
6.2    Entire Agreement. This Agreement and all other agreements contemplated hereby sets forth the entire understanding of the Parties with respect to the transactions contemplated hereby. Any and all previous agreements and understandings between or among the Parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. Each of the Schedules is incorporated herein by this reference and expressly made a part hereof, and all terms used in any Schedule shall have the meaning ascribed to such term in this Agreement.
6.3    Successors and Assigns. This Agreement and the rights of the Parties hereunder may not be assigned without the prior written consent of the other Parties (except by operation of law) and shall be binding upon and shall inure to the benefit of the Parties, and their respective representatives; provided that the Company may assign any or all of its rights, obligations or liabilities under this Agreement to any Party that merges with or acquires all or substantially all of the stock of the Company or substantially all of the assets of the Company to which this Agreement relates. Any attempted assignment in violation of the provisions hereof shall be null and void and have no effect.
6.4    Counterparts; Facsimile Signatures. This Agreement may be executed in multiple counterparts and any Party may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. For purposes of this Agreement, facsimile or electronic signatures delivered by electronic transmission shall be deemed originals, and the Parties agree to exchange original signatures as promptly as possible.
6.5    Expenses and Fees. Except as otherwise expressly provided herein, all fees and expenses incurred in connection with this Agreement or any of the transactions contemplated by this Agreement shall be paid by the party incurring or required to incur such fees or expenses.
6.6    Governing Law. This Agreement (and any claims or disputes arising out of or related hereto or the transactions contemplated hereby or to the inducement of any party to enter herein, whether for breach of contract, tortious conduct or otherwise and whether predicated on common law, statute or otherwise) shall be governed in all respects, including validity, interpretation, and effect, by and construed in accordance with the internal laws of the State of Delaware (including in respect of the statute of limitations or other limitations period applicable to any claim, controversy or dispute) without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of laws of any jurisdictions other than those of the State of Delaware.
6.7    Submission to Jurisdiction. Each of the parties to this Agreement (a) consents to submit itself to the exclusive personal jurisdiction of the Court of Chancery of the State of Delaware, New Castle County, or, if that court does not have jurisdiction, a federal court sitting in Wilmington, Delaware in any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement in any other court, and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement. Each of the parties hereto waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto. Any party hereto may make service on another party by sending or delivering a copy of the process to the party to be served at the address and in the manner provided for the giving of notices in Section 6.1. Nothing in this Section 6.7, however, shall affect the right of any party to serve legal process in any other manner permitted by applicable law.
6.8    Severability. If any provision of this Agreement or the application thereof to any Person or circumstances is held invalid or unenforceable in any jurisdiction, the remainder hereof, and the application of such provision to such Person or circumstances in any other jurisdiction, shall not be affected thereby, and to this end the provisions of this Agreement shall be severable.
6.9    Amendment; Waiver. This Agreement may be amended, and the observance of any term hereof may be waived, at any time by execution of an instrument in writing signed on behalf of (a) the Company, and (b) Rightholders representing a majority in interest of the Cash Consideration; provided, however, that to be effective any amendment or waiver of Section 6.13 must also be executed in writing by SRS.
6.10    Absence of Third Party Beneficiary Rights. No provision of this Agreement is intended, nor will be interpreted, to provide or to create any third party beneficiary rights or any other rights of any kind in any client, customer, Affiliate, stockholder, officer, director, employee or partner of any Party or any other Person, other than the Company Indemnified Parties.
6.11    Mutual Drafting. This Agreement is the mutual product of the Parties, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of each of the Parties, and shall not be construed for or against any Party.
6.12    Further Representations. Each Party acknowledges and represents that it has been represented by its own legal counsel in connection with the transactions contemplated hereby, with the opportunity to seek advice as to its legal rights from such counsel. Each Party further represents that it is being independently advised as to the tax consequences of the transactions contemplated hereby and is not relying on any representation or statements made by any other Party as to such tax consequences.
6.13    Release of Claims. Effective as of the Closing, each Rightholder, on behalf of himself, herself or itself, as applicable, by its execution and delivery of this Agreement, hereby forever waives, releases and discharges SRS and its directors, officers, advisors and agents from any and all claims, rights, causes of action, protests, suits, disputes, orders, obligations, debts, demands, proceedings, contracts, agreements, promises, liabilities, controversies, costs, expenses, fees (including attorneys’ fees), or damages of any kind, arising by any means, whether known or unknown, suspected or unsuspected, accrued or not accrued, foreseen or unforeseen, or mature or unmatured, related or with respect to, in connection with, or arising out of, directly or indirectly, this Agreement and/or out of the negotiation, execution or performance of this Agreement. Each Rightholder, on behalf of himself, herself or itself, as applicable, hereby expressly waives any and all provisions, rights and benefits conferred by §1542 of the California Civil Code (or any similar, comparable or equivalent provision or law of any applicable jurisdiction) which section provides:
“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR

AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the Parties have executed this Rights Exchange Agreement as of the day and year first written above.
COMPANY:

PTC THERAPEUTICS, INC.

By:    /s/ Mark E. Boulding
Name:    Mark E. Boulding
Title: EVP and CLO

For purposes of Sections 4.1, 6.9 and 6.13 only:

SHAREHOLDER REPRESENTATIVE SERVICES LLC

By:    /s/ Christopher Letang
Name:    Christopher Letang
Title:     Managing Director

RIGHTHOLDERS:

[**]

By:
Name:    [**]
Title:    [**]

[Signature page for each rightsholder]

Schedule 2

Specified Milestones

1. $[**] Priority Review Voucher payment for AADC Product (Section 2.8(a) of the Merger Agreement)

2. $[**] The Approval of a BLA by the FDA of the first AADC Product for treatment of AADC (Section 2.8(b)(i)(B) of the Merger Agreement)

3. $[**]; or (b) two (2) years after the Closing Date (Section 2.8(b)(i)(D) of the Merger Agreement)

4. $[**]; or (b) two (2) years after the Closing Date (Section 2.8(b)(i)(G) of the Merger Agreement)